Exhibit 4.1

WHITING PETROLEUM CORPORATION
AND
THE GUARANTORS NAMED ON THE SIGNATURE PAGE HEREOF

7% SENIOR SUBORDINATED NOTES DUE 2014

INDENTURE
Dated as of October 4, 2005

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
As Trustee

CROSS-REFERENCE TABLE*

Trust Indenture	Indenture
Act Section	Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N/A
(a)(4)	N/A
(a)(5)	7.10
(b)	7.10
(c)	N/A
311(a)	7.11
(b)	7.11
(c)	N/A
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06, 7.07
(c)	7.06, 11.02
(d)	7.06
314(a)	4.03, 4.04, 11.02
(b)	N/A
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N/A
(d)	N/A
(e)	11.05
(f)	N/A
315(a)	7.01
(b)	7.05, 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	2.08
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N/A
(b)	6.07
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01
(b)	N/A
(c)	11.01

N/A means not applicable.

*This Cross-Reference Table is not part of the Indenture.

i

v

APPENDIX AND ANNEXES

RULE 144A/REGULATION S APPENDIX	App. - 1

EXHIBIT 1 Form of Initial Note
EXHIBIT A Form of Exchange Note or Private Exchange Note

ANNEX A Form of Supplemental Indenture	A - 1

ANNEX B Form of Registration Rights Agreement	B - 1

     This Indenture, dated as of October 4, 2005, is among Whiting Petroleum Corporation, a Delaware corporation (the “Company”), the guarantors listed on the signature page hereof (each, a “Guarantor” and, collectively, the “Guarantors”) and J.P. Morgan Trust Company, National Association, a national banking association, as trustee (the “Trustee”).
     The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company’s Initial Notes, Exchange Notes, Private Exchange Notes and Additional Notes:
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01. Definitions.
     “ACNTA” means (without duplication), as of the date of determination:
     (1) the sum of:
     (a) discounted future net revenue from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, which reserve report is prepared or reviewed by independent petroleum engineers as to reserves accounting for at least 80% of all such discounted future net revenue and by the Company’s petroleum engineers with respect to any other reserves covered by such report, as increased by, as of the date of determination, the discounted future net revenue from:
     (i) estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such year-end reserve report, and
     (ii) estimated crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior year end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such year-end reserve report, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue attributable to
     (iii) estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report produced or disposed of since the date of such year-end reserve report and
     (iv) reductions in the estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report since the date of such year-end reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided, however, that, in the case of each of the determinations made pursuant to clauses (i) through (iv), such increases and decreases shall be as estimated by the Company’s engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change, then such increases and decreases in the discounted future net revenue shall be confirmed in writing by an independent petroleum engineer;
     (b) the capitalized costs that are attributable to crude oil and natural gas properties of the Company and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributed, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements;
     (c) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; and
     (d) the greater of (I) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries as of a date no earlier than the date of the Company’s latest audited financial statements;
     (2) minus, to the extent not otherwise taken into account in the immediately preceding clause (1), the sum of:
     (a) minority interests;
     (b) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited financial statements;
     (c) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;
     (d) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and
     (e) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (1)(a) (utilizing the same prices utilized in the Company’s year-end reserve report), would be necessary to satisfy fully the obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.
If the Company changes its method of accounting for its oil and gas properties from the successful efforts method to the full cost method or a similar method of accounting, ACNTA will continue to be calculated as if the Company were still using the successful efforts method of accounting.
“Acquired Debt” means, with respect to any specified Person:
     (1) Indebtedness of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Additional Assets” means:
     (1) any assets used or useful in the Oil and Gas Business;
     (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or
     (3) Capital Stock constituting a minority in any Person that at such time is a Restricted Subsidiary;
provided, however, that any such Restricted Subsidiary described in clause (2) or (3) is primarily engaged in the Oil and Gas Business.

     “Additional Interest” means all Additional Interest then owing pursuant to Section 6 of the Registration Rights Agreement referred to in clause (1) of the definition of “Registration Rights Agreement” in the Appendix.
     “Additional Notes” means, subject to the Company’s compliance with Section 4.09, 7% Senior Notes due 2014 issued from time to time after the Initial Issuance Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, 2.09 or 3.06 of this Indenture and other than Exchange Notes or Private Exchange Notes issued pursuant to an exchange offer for other Notes outstanding under this Indenture).
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
     “Agent” means any Registrar or Paying Agent.
     “Agent Members” has the meaning provided in the Appendix.
     “Applicable Law,” except as the context may otherwise require, means all applicable laws, rules, regulations, ordinances, judgments, decrees, injunctions, writs and orders of any court or governmental or congressional agency or authority and rules, regulations, orders, licenses and permits of any United States federal, state, municipal, regional, or other governmental body, instrumentality, agency or authority.
     “Applicable Premium” means, with respect to a Note at any redemption date, the greater of (x) 1.0% of the principal amount of such Note and (y) the excess of (A) the present value at such time of (1) the principal amount of such Note plus (2) all required interest payments due on such Note through the Final Maturity Date (without regard to accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.
     “Applicable Procedures” means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depository that apply to such transfer and exchange.
     “Asset Sale” means:
     (1) the sale, lease, conveyance or other disposition of any properties or assets (including by way of a Production Payment or sale and leaseback transaction); provided that the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 and/or the provisions of Section 5.01 and not by the provisions of Section 4.10; and

     (2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.
     Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:
     (1) any single transaction or series of related transactions that involves properties or assets having a fair market value of less than $10.0 million;
     (2) a transfer of assets between or among any of the Company and its Restricted Subsidiaries,
     (3) an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;
     (4) the sale, lease or other disposition of equipment, inventory, accounts receivable or other properties or assets in the ordinary course of business, including, without limitation, any abandonment, farm-in, farm-out, lease or sublease of any oil and gas properties or the forfeiture or other disposition of such properties pursuant to standard form operating agreements, in each case in the ordinary course of business in a manner customary in the Oil and Gas Business;
     (5) the sale or other disposition of cash or Cash Equivalents;
     (6) a Restricted Payment that is permitted by Section 4.07 or a Permitted Investment;
     (7) any trade or exchange by the Company or any Restricted Subsidiary of oil and gas properties or other properties or assets for oil and gas properties or other properties or assets owned or held by another Person, provided that the fair market value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the fair market value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary, and provided further that any net cash received must be applied in accordance with the provisions of Section 4.10;
     (8) the creation or perfection of a Lien (but not the sale or other disposition of the properties or assets subject to such Lien); and
     (9) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind.
     “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     “Bankruptcy Law” means Title 11, United States Code, as may be amended from time to time, or any similar federal or state law for the relief of debtors.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.
     “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation;
     (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and
     (3) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in Denver, Colorado or in New York, New York or another place of payment are authorized or required by law to close.
     “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     “Cash Equivalents” means:
     (1) United States dollars;
     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;
     (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;
     (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
     (5) commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within six months after the date of acquisition; and
     (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.
     “Change of Control” means the occurrence of any of the following:
     (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries) of the Company and its Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);
     (2) the adoption of a plan relating to the liquidation or dissolution of the Company;
     (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or
     (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.
     “Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

     “Code” means the Internal Revenue Code of 1986, as amended.
     “Commission” or “SEC” means the Securities and Exchange Commission.
     “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:
     (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus
     (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
     (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (excluding any interest attributable to Dollar-Denominated Production Payments but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus
     (4) depreciation, depletion and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion and amortization, impairment and other non-cash expenses were deducted in computing such Consolidated Net Income; plus
     (5) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; minus
     (6) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business; minus (to the extent included in determining Consolidated Net Income):
     (7) the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.
     “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
     (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
     (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;
     (3) the cumulative effect of a change in accounting principles will be excluded;
     (4) income resulting from transfers of assets (other than cash) between the Company or any of its Restricted Subsidiaries, on the one hand, and an Unrestricted Subsidiary, on the other hand, will be excluded;
     (5) any write-downs of non-current assets will be excluded; provided that any ceiling limitation write-downs under Commission guidelines shall be treated as capitalized costs, as if such write-downs had not occurred; and
     (6) any unrealized non-cash gains or losses or charges in respect of hedge or non-hedge derivatives (including those resulting from the application of FAS 133) will be excluded.
In addition, notwithstanding the preceding, for the purposes of Section 4.07 only, there shall be excluded from Consolidated Net Income any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:
     (1) was a member of such Board of Directors on the date of this Indenture; or
     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.
     “Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of August 31, 2005, among the Company, Whiting, JPMorgan Chase Bank, N.A., as administrative agent, and the other financial institutions party thereto, providing for revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.
     “Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or secured capital markets financings, in each case with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables), letters of credit or secured capital markets financings, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including refinancing with any capital markets transaction) in whole or in part from time to time.
     “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Depository” has the meaning provided in the Appendix.
     “Designated Senior Debt” means:
     (1) any Indebtedness outstanding from time to time under the Credit Facilities; and
     (2) any other Senior Debt permitted under this Indenture the principal amount of which is $50.0 million or more and that is from time to time designated by the Company as “Designated Senior Debt.”
     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

     “Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.
     “Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “Equity Offering” means any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Company after the date of this Indenture.
     “Euroclear” means Euroclear Bank S.A./N.V. or any successor securities clearing agency.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exchange Notes” has the meaning specified in the Appendix.
     “Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries in existence on the date of this Indenture, until such amounts are repaid.
     “Final Maturity Date” means February 1, 2014.
     “Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.
     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
     (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, subsequent to the commencement of the applicable four-quarter reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of such period, including any Consolidated

Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of the Company (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);
     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and
     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.
     “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
     (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding any interest attributable to Dollar-Denominated Production Payments but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations; plus
     (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
     (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus
     (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     “Foreign Subsidiary” means any Restricted Subsidiary of the Company that was not formed under the laws of the United States or any state of the United States or the District of Columbia and that conducts substantially all of its operations outside the United States.
     “GAAP” means generally accepted accounting principles in the United States, which are in effect on the date of this Indenture.
     “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.
     The term “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. When used as a verb, “guarantee” has a correlative meaning.
     “Guarantor” means (a) each Restricted Subsidiary of the Company named on the signature page hereof, (b) any other Restricted Subsidiary of the Company that executes a supplement to this Indenture in accordance with Section 4.13 or 10.03 hereof and (c) the respective successors and assigns of such Restricted Subsidiaries, as required under Article 10 hereof, in each case until such time as any such Restricted Subsidiary shall be released and relieved of its obligations pursuant to Section 8.02, 8.03 or 10.04 hereof.
     “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and consistent with past practices and not for speculative purposes under:
     (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one of more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred and not for purposes of speculation;
     (2) foreign exchange contracts and currency protection agreements entered into with one of more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred and not for purposes of speculation;
     (3) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of oil, natural gas or other commodities used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and
     (4) other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates.

     “Holder” or “Noteholder” means a Person in whose name a Note is registered.
     “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
     (1) in respect of borrowed money;
     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
     (3) in respect of bankers’ acceptances;
     (4) representing Capital Lease Obligations;
     (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or
     (6) representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment). Subject to the preceding sentence, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.
     The amount of any Indebtedness outstanding as of any date will be:
     (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
     (2) in the case of any Hedging Obligation, the termination value of the agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such date; and
     (3) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.
     “Indenture” means this Indenture, as amended or supplemented from time to time.
     “Initial Issuance Date” means October 4, 2005.
     “Initial Notes” has the meaning provided in the Appendix.

     “Initial Purchasers” has the meaning provided in the Appendix.
     “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.
     “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment made by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in the final paragraph of Section 4.07.
     “Legal Holiday” means any calendar day other than a Business Day. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under Applicable Law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement not intended as a security agreement.
     “Material Change” means an increase or decrease (excluding changes that result solely from changes in prices and changes resulting from the incurrence of previously estimated future development costs) of more than 25% during a fiscal quarter in the discounted future net revenues from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (1)(a) of the definition of ACNTA; provided, however, that the following will be excluded from the calculation of Material Change:
     (1) any acquisitions during the fiscal quarter of oil and gas reserves that have been estimated by independent petroleum engineers and with respect to which a report or reports of such engineers exist; and

     (2) any disposition of properties existing at the beginning of such fiscal quarter that have been disposed of in compliance with Section 4.10.
     “Material Domestic Subsidiary” means any one Domestic Subsidiary, or any group of two or more Domestic Subsidiaries, that is not a Guarantor at the time of determination and that at such time has either assets or quarterly revenues in excess of 3.0% of the consolidated assets or quarterly revenues of the Company and its Restricted Subsidiaries, in each case based upon the most recent quarterly financial statements available to the Company.
     “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
     “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:
     (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and
     (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).
     “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:
     (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale,
     (2) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,
     (3) amounts required to be applied to the repayment of Indebtedness, other than under the Credit Facilities, secured by a Lien on the properties or assets that were the subject of such Asset Sale, and
     (4) any reserve for adjustment in respect of the sale price of such properties or assets established in accordance with GAAP.

     “Net Working Capital” means:
     (1) all current assets of the Company and its Restricted Subsidiaries, minus
     (2) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness;
in each case, on a consolidated basis and determined in accordance with GAAP.
     “Non-Recourse Debt” means Indebtedness:
     (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender;
     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and
     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.
     “Notes” means the Initial Notes, the Exchange Notes, the Private Exchange Notes and the Additional Notes, treated as a single class.
     “Notes Custodian” has the meaning specified in the Appendix.
     “Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.
     “Offering Memorandum” means the offering memorandum of the Company dated September 28, 2005 relating to the offering of the Initial Notes.
     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.
     “Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 11.05 hereof.
     “Oil and Gas Business” means:
     (1) the acquisition, exploration, development, operation and disposition of interests in oil, natural gas and other hydrocarbon properties;
     (2) the gathering, marketing, treating, processing (but not refining), storage, selling and transporting of any production from those interests; and
     (3) any activity necessary, appropriate or incidental to the activities described above.
     “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.
     “Pari Passu Indebtedness” means, with respect to any Excess Proceeds from Asset Sales, Indebtedness of the Company or any Guarantor that ranks equally in right of payment with the Notes or the Subsidiary Guarantees, as the case may be, and the terms of which require the Company or such Restricted Subsidiary to apply such Excess Proceeds to offer to repurchase such Indebtedness.
     “Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business, including through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation:
     (1) direct or indirect ownership of crude oil, natural gas, other related hydrocarbon and mineral properties or any interest therein or gathering, transportation, processing, storage or related systems; and
     (2) the entry into operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements, development agreements, production sharing agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of crude oil and natural gas and related hydrocarbons and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited), or other similar or customary agreements, transactions, properties, interests or arrangements and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations and publicly-traded limited partnerships.

     “Permitted Investments” means:
     (1) any Investment in the Company or in a Restricted Subsidiary of the Company;
     (2) any Investment in Cash Equivalents;
     (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:
     (a) such Person becomes a Restricted Subsidiary of the Company; or
     (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;
     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;
     (5) any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
     (6) any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;
     (7) Hedging Obligations permitted to be incurred under the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant;
     (8) Permitted Business Investments; and
     (9) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding, not to exceed the greater of $40.0 million and 2.5% of ACNTA.
     “Permitted Junior Securities” means:
     (1) Equity Interests in the Company or any Guarantor; or
     (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt pursuant to this Indenture.

     “Permitted Liens” means:
     (1) Liens securing any Indebtedness under any of the Credit Facilities or any other Senior Debt;
     (2) Liens in favor of the Company or the Guarantors;
     (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;
     (4) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;
     (5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of Section 4.09 covering only the assets acquired with such Indebtedness and proceeds and products thereof;
     (6) Liens existing on the date of this Indenture; and
     (7) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $25.0 million at any one time outstanding.
     “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);
     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees on terms at least as favorable to the

Noteholders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
     (4) such Indebtedness is not incurred by a Restricted Subsidiary of the Company if the Company is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that a Restricted Subsidiary that is also a Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
Notwithstanding the preceding, any Indebtedness incurred under Credit Facilities pursuant to Section 4.09 shall be subject only to the refinancing provision in the definition of Credit Facilities and not pursuant to the requirements set forth in the definition of Permitted Refinancing Indebtedness.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Private Exchange” has the meaning provided in the Appendix.
     “Private Exchange Notes” has the meaning provided in the Appendix.
     “Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.
     “Purchase Agreement” has the meaning provided in the Appendix.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.
     “Registered Exchange Offer” has the meaning provided in the Appendix.
     “Registration Rights Agreement” has the meaning provided in the Appendix.
     “Regulation S” has the meaning provided in the Appendix.
     “Representative” means the trustee, agent or other representative expressly authorized to act in such capacity with respect to any issue of Senior Debt.
     “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor department of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
     “Restricted Global Note” has the meaning provided in the Appendix.

     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
     “Rule 144A” has the meaning provided in the Appendix.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.
     “Sale and Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Initial Issuance Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.
     “SEC” or “Commission” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Senior Debt” means
     (1) all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto;
     (2) any other Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Subsidiary Guarantee; and
     (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).
     Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:
(a)	any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates;

(b)	the Company’s 7 1/4% Senior Subordinated Notes due 2012 or the Company’s 7 1/4% Senior Subordinated Notes due 2013 outstanding on the Initial Issuance Date or any guarantees thereof; or

(c)	any Indebtedness that is incurred in violation of this Indenture.
For the avoidance of doubt, “Senior Debt” will not include any trade payables or taxes owed or owing by the Company or any Restricted Subsidiary.

     “Senior Subordinated Debt” of the Company means the Notes, the Company’s 7 1/4% Senior Subordinated Notes due 2012, the Company’s 7 1/4% Senior Subordinated Notes due 2013 and any other subordinated Indebtedness of the Company that specifically provides that such Indebtedness is to rank equally in right of payment with the Notes and is not subordinated by its terms to any other Indebtedness of the Company that is not Senior Debt. “Senior Subordinated Debt” of any Guarantor has a correlative meaning and includes its guaranty of the Company’s 7 1/4% Senior Subordinated Notes due 2012 and the Company’s 7 1/4% Senior Subordinated Notes due 2013.
     “Shelf Registration Statement” has the meaning provided in the Appendix.
     “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.
     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
     “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or through another Subsidiary, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof), but only if such Person and its Subsidiaries are entitled to receive more than 20% of the assets of such partnership upon its dissolution.
     “Subsidiary Guarantees” means the joint and several guarantees issued by all of the Guarantors pursuant to Article 10 hereof.
     “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) and the rules and regulations thereunder, as in effect on the date on which this Indenture is qualified under the TIA (except as provided in Section 9.01(i) and 9.03 hereof).
     “Transfer Restricted Securities” has the meaning provided in the Appendix.
     “Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to the Final Maturity Date; provided, however, that if the period from the redemption date to the Final Maturity Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to the Final Maturity Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
     “Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
     “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
     “Unrestricted Subsidiary” means any Subsidiary of the Company (other than Whiting) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:
     (1) has no Indebtedness other than Non-Recourse Debt;
     (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;
     (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.
     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company will be in default of such covenant.

     “Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all related undertakings and obligations.
     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
     (2) the then outstanding principal amount of such Indebtedness.
     “Whiting” means Whiting Oil and Gas Corporation, a Delaware corporation, and its successors.
Section 1.02. Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Appendix”	2.01
“Asset Sale Offer”	3.09
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Purchase Date”	4.15
“Change of Control Settlement Date”	4.15
“Covenant Defeasance”	8.03
“Discharge”	8.08
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Payment Blockage Notice”	12.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Registrar”	2.03
“Restricted Payments”	4.07

Term	Defined in Section
“Settlement Date”	3.09
“Subsidiary Guarantee Payment Blockage Notice”	13.03
“Termination Date”	3.09
Section 1.03. Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. Any terms incorporated in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
Section 1.04. Rules of Construction.
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and in the plural include the singular;
     (5) provisions apply to successive events and transactions;
     (6) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and
     (7) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision
ARTICLE 2
THE NOTES
Section 2.01. Form and Dating.
     Provisions relating to the Initial Notes, the Private Exchange Notes and the Exchange Notes are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”) which is hereby incorporated in and expressly made part of this Indenture. The Initial Notes and the Trustee’s certificate of authentication therefor shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes, the Private Exchange Notes and the Trustee’s certificate of authentication therefor shall be substantially in the form of Exhibit A to the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in the Appendix are part of the terms of this Indenture.
Section 2.02. Execution and Authentication.
     An Officer shall sign the Notes for the Company by manual or facsimile signature.
     If the Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
     On the Initial Issuance Date, the Trustee shall authenticate and deliver $250 million of 7% Senior Notes due 2014 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by two Officers. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of an issuance of Additional Notes pursuant to Section 2.13 after the Initial Issuance Date, shall certify that such issuance is in compliance with Section 4.09.
     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
Section 2.03. Registrar and Paying Agent.
     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent.
     The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Domestic Subsidiary may act as Paying Agent or Registrar.

     The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.
Section 2.04. Paying Agent to Hold Money in Trust.
     Prior to 11:00 a.m. New York City time, on each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Domestic Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.
Section 2.05. Noteholder Lists.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.
Section 2.06. Transfer and Exchange.
     The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. The Company may require payment of a sum sufficient to cover any taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Section 3.06, 4.10, 4.15 or 9.05).
Section 2.07. Replacement Notes.
     If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.
     Every replacement Note is an additional obligation of the Company.
Section 2.08. Outstanding Notes.
     Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Except as otherwise provided in TIA §316(a), a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
     If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.
     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, by 11:00 a.m. New York time, on a redemption date or other maturity date money sufficient to pay all principal, premium, if any, interest and Additional Interest, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest and Additional Interest, if any, on them cease to accrue.
Section 2.09. Temporary Notes.
     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes.
Section 2.10. Cancellation.
     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Notes to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.
Section 2.11. Defaulted Interest.
     If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Noteholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
Section 2.12. CUSIP Numbers.
     The Company in issuing the Notes may use “CUSIP” numbers and corresponding “ISINs” (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers and corresponding “ISINs” in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.
Section 2.13. Issuance of Additional Notes.
     The Company shall be entitled, subject to its compliance with Section 4.09, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Initial Issuance Date, other than with respect to the date of issuance and issue price. The Initial Notes issued on the Initial Issuance Date, any Additional Notes and all Exchange Notes or Private Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.
     With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:
     (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
     (2) the issue price, the issue date and the CUSIP number and any corresponding ISIN of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code; and
     (3) whether such Additional Notes shall be Transfer Restricted Securities and issued in the form of Initial Notes as set forth in Exhibit 1 to the Appendix to this Indenture or shall be issued in the form of Exchange Notes as set forth in Exhibit A to the Appendix.
ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01. Notices to Trustee.
     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least five Business Days (unless a shorter period shall be agreeable to the Trustee) before the date of giving notice of the redemption pursuant to Section 3.03, an Officers’ Certificate setting forth (i) the clause of Section 3.07 pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price, and (v) whether it requests the Trustee to give notice of such redemption. Any such notice may be cancelled at any time prior to the mailing of notice of such redemption to any Holder and shall thereby be void and of no effect.
Section 3.02. Selection of Notes to Be Redeemed.
     If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes as follows: (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or (2) if the Notes are not listed on any national securities exchange, on a pro rata basis. In the event of partial redemption other than on a pro rata basis, the particular Notes to be redeemed shall be selected, not less than five (5) Business Days (unless a shorter period shall be agreeable to the Trustee) prior to the giving of notice of the redemption pursuant to Section 3.03, by the Trustee from the outstanding Notes not previously called for redemption.
     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
     The provisions of the two preceding paragraphs of this Section 3.02 shall not apply with respect to any redemption affecting only a Global Note, whether such Global Note is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Note shall be in an authorized denomination.
Section 3.03. Notice of Redemption.
     Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a Legal Defeasance, Covenant Defeasance or Discharge, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.
     The notice shall identify the Notes to be redeemed and shall state:
     (a) the redemption date;
     (b) the redemption price;

     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion shall be issued in the name of the Holder upon cancellation of the original Note;
     (d) the name and address of the Paying Agent;
     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (f) that, unless the Company defaults in making such redemption payment, interest and Additional Interest, if any, on Notes called for redemption cease to accrue on and after the redemption date and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;
     (g) the Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
     (h) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.
     If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.
     At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, as provided in Section 3.01, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the second preceding paragraph.
Section 3.04. Effect of Notice of Redemption.
     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.
Section 3.05. Deposit of Redemption Price.
     Prior to 11:00 a.m. New York time on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04 hereof) money sufficient in same day funds to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest and Additional Interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption whether or not such Notes are presented for payment, and the only remaining right of the Holders of such Notes shall be to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful, on any interest and Additional Interest, if any, not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06. Notes Redeemed in Part.
     Upon surrender of a Note that is redeemed in part, the Company shall issue in the name of the Holder and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
Section 3.07. Optional Redemption.
     (a) Except as set forth in clauses (b) and (c) of this Section 3.07, the Company shall not have the option to redeem the Notes prior to the Final Maturity Date.
     (b) At any time prior to October 1, 2008, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including any Additional Notes) issued under this Indenture at a redemption price of 107.00% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings, provided that:
     (1) at least 65% of the aggregate principal amount of Notes (including any Additional Notes) issued under this Indenture remains outstanding immediately after the occurrence of each such redemption; and
     (2) each such redemption occurs within 120 days of the date of the closing of each such Equity Offering.
     (c) At any time prior to the Final Maturity Date, the Notes may be redeemed in whole or in part at the option of the Company upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the date of redemption.
     (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

Section 3.08. Mandatory Redemption.
     Except as set forth under Sections 4.10 and 4.15 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of the Holders.
Section 3.09. Offer to Purchase by Application of Excess Proceeds.
     In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it shall follow the procedures specified below.
     The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by Applicable Law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Settlement Date”), the Company shall purchase and pay for the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes validly tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the manner prescribed in the Notes.
     Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:
     (a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open, including the time and date the Asset Sale Offer will terminate (the “Termination Date”);
     (b) the Offer Amount and the purchase price;
     (c) that any Note not tendered or accepted for payment shall continue to accrue interest and Additional Interest, if any;
     (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Additional Interest, if any, after the Settlement Date;
     (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;
     (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Company or a Paying Agent at the address specified in the notice, before the Termination Date;

     (g) that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, prior to the Termination Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (h) that, if the aggregate principal amount of Notes surrendered by Holders, and Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount the Company is required to repurchase, the Trustee shall select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Indebtedness (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and
     (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
     If any of the Notes subject to an Asset Sale Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases.
     Promptly after the Termination Date, the Company shall, to the extent lawful, accept for payment Notes or portions thereof tendered pursuant to the Asset Sale Offer in the aggregate principal amount required by Section 4.10 hereof, and prior to the Settlement Date it shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09 and Section 4.10. On the Settlement Date, the Company or the Paying Agent, as the case may be, shall mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on or before the Settlement Date.
ARTICLE 4
COVENANTS
Section 4.01. Payment of Notes.
     The Company shall pay or cause to be paid the principal of, premium, if any, interest and Additional Interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, interest and Additional Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Guarantor, holds as of 11:00 a.m. New York time on the due date money deposited by the Company or a Guarantor in immediately available funds and designated for and sufficient to pay all principal, premium, if any, interest and Additional Interest, if any, then due.
     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.
Section 4.02. Maintenance of Office or Agency.
     The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency in the City of New York where the Notes may be presented or surrendered for payment, the Company shall forthwith designate and maintain such an office or agency in the City of New York, in order that the Notes shall at all times be payable in the City of New York. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.
Section 4.03. Reports.
     (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company will file with the SEC (unless the SEC will not accept such a filing) for public availability within the time periods specified in the SEC’s rules and regulations under the Exchange Act and, within five Business Days of filing, or attempting to file, the same with the SEC, furnish to the Trustee and, upon its request, to any of the Holders of the Notes:
     (1) all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

     (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.
The Company shall at all times comply with TIA § 314(a).
     (b) The Company and the Guarantors shall furnish to the Holders of the Notes, prospective purchasers of the Notes and securities analysts, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     (c) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by paragraph (a) of this Section 4.03 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.
Section 4.04. Compliance Certificate.
     (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments of interest on the Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.
     (b) [Reserved].
     (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
Section 4.05. Taxes.
     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06. Stay, Extension and Usury Laws.
     Each of the Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07. Limitation on Restricted Payments.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or payable to the Company or a Restricted Subsidiary of the Company);
     (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;
     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or
     (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
     (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
     (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least

$1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; and
     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6) and (7) of the next succeeding paragraph), is less than the sum, without duplication, of:
     (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from April 1, 2004 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
     (b) 100% of the aggregate net cash proceeds received by the Company (including the fair market value of any Additional Assets to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Stock)) since May 11, 2004 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus
     (c) to the extent that any Restricted Investment that was made after May 11, 2004 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus
     (d) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after May 11, 2004, the lesser of (i) the fair market value of the Company’s Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.
     So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:
     (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;
     (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;
     (3) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;
     (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;
     (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former director or employee of the Company or any of its Restricted Subsidiaries pursuant to any director or employee equity subscription agreement or plan, stock option agreement or similar agreement or plan; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any twelve-month period;
     (6) the acquisition of Equity Interests by the Company in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise;
     (7) the payment of cash in lieu of fractional shares of Capital Stock in connection with any transaction otherwise permitted under this Section 4.07; or
     (8) other Restricted Payments in an aggregate amount since May 11, 2004 not to exceed $25.0 million.
     The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors, whose determination shall be evidenced by a Board Resolution. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $25.0 million. Not later than the date of making any Restricted Payment (excluding any Restricted Payment described in the preceding clause (2), (3), (4), (6) or (7)) the Company will deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture. For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) – (8), the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this Section 4.07.

Section 4.08. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
     (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries;
     (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or
     (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
     However, the preceding restrictions of this Section 4.08 will not apply to encumbrances or restrictions existing under or by reason of:
     (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;
     (2) this Indenture, the Notes and the Subsidiary Guarantees;
     (3) Applicable Law;
     (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;
     (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;
     (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;
     (7) any agreement for the sale or other disposition of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

     (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
     (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;
     (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements, agreements respecting Permitted Business Investments and other similar agreements entered into in the ordinary course of business; and
     (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.
Section 4.09. Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), neither the Company nor any Guarantor will issue any Disqualified Stock, and the Company will not permit any of its other Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.
     The first paragraph of this Section 4.09 will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
     (1) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (including letters of credit) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed an amount equal to the greater of (a) $800.0 million and (b) 20% of ACNTA as of the date of such incurrence;
     (2) the incurrence by the Company or any of its Restricted Subsidiaries of the Existing Indebtedness;

     (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes issued and sold on the Initial Issuance Date and the related Subsidiary Guarantees issued on the date of this Indenture and the Exchange Notes and the related Subsidiary Guarantees issued pursuant to any Registration Rights Agreement;
     (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $25.0 million at any time outstanding;
     (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this Section 4.09 or clause (2) or (3) of this paragraph or this clause (5);
     (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:
     (a) if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, or if a Guarantor is the obligor on such Indebtedness and neither the Company nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Subsidiary Guarantee of such Guarantor; and
     (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
     (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;
     (8) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or any Guarantor that was permitted to be incurred by another provision of this Section 4.09;

     (9) the incurrence by the Company or any of its Restricted Subsidiaries of obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;
     (10) the incurrence by the Company’s Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (10);
     (11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety and similar bonds issued for the account of the Company and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Company and any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);
     (12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and
     (13) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed $50.0 million.
     For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this covenant.
     The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.
Section 4.10. Limitation on Asset Sales.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;
     (2) the fair market value is determined by the Company’s Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee; and
     (3) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:
     (a) any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability; and
     (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Subsidiary into cash, to the extent of the cash received in that conversion.
     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Restricted Subsidiary may apply those Net Proceeds at its option to any combination of the following:
     (I) to repay Senior Debt or the Notes or other Indebtedness ranking on parity with the Notes in right of payment;
     (II) to acquire all or substantially all of the properties or assets of one or more other Persons primarily engaged in the Oil and Gas Business, and, for this purpose, a division or line of business of a Person shall be treated as a separate Person;
     (III) to acquire a majority of the Voting Stock of one or more other Persons primarily engaged in the Oil and Gas Business;
     (IV) to make one or more capital expenditures; or
     (V) to acquire other long-term assets that are used or useful in the Oil and Gas Business.
     Pending the final application of any Net Proceeds, the Company or any such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset

Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.”
     On the 361st day after the Asset Sale (or, at the Company’s option, any earlier date), if the aggregate amount of Excess Proceeds then exceeds $50.0 million, the Company will make an Asset Sale Offer to all Holders of Notes, and to all holders of Pari Passu Indebtedness then outstanding, to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the Settlement Date, subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Settlement Date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such conflict.
Section 4.11. Limitation on Transactions with Affiliates.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:
     (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and
     (2) the Company delivers to the Trustee:
     (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

     (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, a written opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph of this Section 4.11:
     (1) any employment or severance agreement or other employee compensation agreement, arrangement or plan, or any amendment thereto, entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;
     (2) transactions between or among any of the Company and its Restricted Subsidiaries;
     (3) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person;
     (4) payment of reasonable directors’ fees and other benefits to persons who are not otherwise Affiliates of the Company;
     (5) provision of officers’ and directors’ indemnification and insurance in the ordinary course of business to the extent permitted by law;
     (6) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company; and
     (7) Restricted Payments that are permitted by Section 4.07.
Section 4.12. Limitation on Liens.
     The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness or Attributable Debt upon any of their property or assets, now owned or hereafter acquired, unless the Notes or any Subsidiary Guarantee of such Restricted Subsidiary, as applicable, is secured on an equal and ratable basis (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes or such Subsidiary Guarantee, as the case may be) with the obligations so secured until such time as such obligations are no longer secured by a Lien.
Section 4.13. Additional Subsidiary Guarantees.
     If the Company or any of its Restricted Subsidiaries acquires or creates another Material Domestic Subsidiary after the date of this Indenture, or if any Restricted Subsidiary that is not already a Guarantor guarantees any other Indebtedness of the Company after such date, then in either case that Subsidiary will become a Guarantor by executing a supplemental indenture substantially in the form of Annex A hereto and delivering it to the Trustee within 20 Business

Days of the date on which it was acquired or created or guaranteed Indebtedness of the Company, as the case may be, together with any Officers’ Certificate or Opinion of Counsel required by Section 9.06; provided, however, that the foregoing shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries.
Section 4.14. Corporate Existence.
     Except as otherwise permitted pursuant to the terms hereof (including consolidation and merger permitted by Section 5.01), the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve the existence of any of its Restricted Subsidiaries if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders of the Notes.
Section 4.15. Offer to Repurchase Upon Change of Control.
     (1) Within 30 days following the occurrence of a Change of Control, the Company shall make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes at a purchase price (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Settlement Date. Within 30 days following a Change of Control, the Company shall mail a notice of the Change of Control Offer to each Holder and the Trustee describing the transaction that constitutes the Change of Control and stating:
     (a) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes validly tendered and not withdrawn will be accepted for payment;
     (b) the purchase price and the purchase date, which shall be no earlier than 30 days but no later than 60 days from the date such notice is mailed (the “Change of Control Purchase Date”);
     (c) that the Change of Control Offer will expire as of the time specified in such notice on the Change of Control Purchase Date and that the Company shall pay the Change of Control Purchase Price for all Notes purchased as of the Change of Control Purchase Date promptly thereafter on the Change of Control Settlement Date;

     (d) that any Note not tendered will continue to accrue interest and Additional Interest, if any;
     (e) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if any, after the Change of Control Settlement Date;
     (f) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, properly endorsed for transfer, together with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed and such customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the termination of the Change of Control Offer on the Change of Control Purchase Date;
     (g) that Holders will be entitled to withdraw their election if the Paying Agent receives, prior to the termination of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased; and
     (h) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.
If any of the Notes subject to a Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases. Further, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such conflict.
     (2) On the Change of Control Purchase Date, the Company shall, to the extent lawful, accept for payment all Notes or portions thereof (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer. Promptly thereafter on the Change of Control Settlement Date the Company shall:
     (a) deposit with the Paying Agent by 11:00 a.m., New York City time, an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

     (b) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
On the Change of Control Settlement Date, the Paying Agent shall mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of the Depository) and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.
     (3) The Change of Control provisions described above shall be applicable whether or nor any other provisions of this Indenture are applicable.
     (4) Prior to complying with any of the provisions of this Section 4.15, but in any event no later than the Change of Control Purchase Date, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.15.
     (5) The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.
Section 4.16. No Inducements.
     The Company shall not, and the Company shall not permit any of its Subsidiaries, either directly or indirectly, to pay (or cause to be paid) any consideration, whether by way of interest, fee or otherwise, to any Beneficial Owner or Holder of the Notes for or as an inducement to any consent to any waiver, amendment or supplement of any terms or provisions of this Indenture or the Notes, unless such consideration is offered to be paid (or agreed to be paid) to all Beneficial Owners and Holders of the Notes which so consent in the time frame set forth in the solicitation documents relating to such consent.
Section 4.17. Permitted Business Activities.
     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.18. Sale and Leaseback Transactions.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Guarantor may enter into a Sale and Leaseback Transaction if:
     (1) the Company or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of Section 4.09 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12;
     (2) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers’ Certificate delivered to the Trustee, of the property that is the subject of that Sale and Leaseback Transaction; and
     (3) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10.
Section 4.19. Anti-Layering.
     The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor’s Subsidiary Guarantee.
Section 4.20. Designation of Restricted and Unrestricted Subsidiaries.
     The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of Section 4.07 or represent Permitted Investments, as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.
     The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.
Section 4.21. Covenant Termination.
     If at any time (a) the rating assigned to the Notes by both S&P and Moody’s is an Investment Grade Rating and (b) no Default has occurred and is continuing under this Indenture, then upon delivery by the Company to the Trustee of an Officers’ Certificate to the foregoing effect, the Company and its Restricted Subsidiaries will no longer be subject to the following provisions of this Indenture: Sections 4.07, 4.08, 4.09, 4.10, 4.11 or 4.17, 4.18(1)(a), 4.18(3), or 5.01(d). The Company and its Restricted Subsidiaries will remain subject to all other provisions of the Indenture.
ARTICLE 5
SUCCESSORS
Section 5.01. Merger, Consolidation, or Sale of Assets.
     The Company shall not, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions to, another Person, unless:
     (a) either (1) the Company is the surviving corporation or (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
     (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture and the applicable Registration Rights Agreement pursuant to a supplemental indenture or other agreement in a form reasonably satisfactory to the Trustee;
     (c) immediately after such transaction no Default or Event of Default exists;
     (d) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto and any related financing transaction as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

     (e) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with this Indenture.
Section 5.02. Successor Corporation Substituted.
     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein and shall be substituted for the Company (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company); and thereafter, if the Company is dissolved following a transfer of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries take as a whole in accordance with this Indenture, the Company shall be discharged and released from all obligations and covenants under this Indenture and the Notes. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01. Events of Default.
     An “Event of Default” occurs if one of the following shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article 12 or 13 or be involuntary or be effected by operation of law):
     (a) the Company defaults in the payment when due of interest or Additional Interest, if any, with respect to, the Notes, and such default continues for a period of 30 days;
     (b) the Company defaults in the payment of the principal of or premium, if any, on the Notes when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;
     (c) the Company fails to comply with the provisions of Section 4.07, 4.09, 4.10, 4.15 or 5.01 hereof;
     (d) the Company fails to comply with any other covenant or other agreement in this Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding of such failure;

     (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Initial Issuance Date, if such default:
     (1) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness (a “Payment Default”); or
     (2) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;
     (f) the Company or any of its Subsidiaries fails to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed (including a stay pending appeal) for a period of 60 days after the date of such final judgment (or, if later, the date when payment is due pursuant to such judgment);
     (g) except as permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee; and
     (h) the Company, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
     (i) commences a voluntary case,
     (ii) consents in writing to the entry of an order for relief against it in an involuntary case,
     (iii) consents in writing to the appointment of a Custodian of it or for all or substantially all of its property,
     (iv) makes a general assignment for the benefit of its creditors, or
     (v) admits in writing it generally is not paying its debts as they become due; or
     (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)	is for relief against the Company, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(ii)	appoints a Custodian of the Company, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company, that, taken together, would constitute a Significant Subsidiary; or

(iii)	orders the liquidation of the Company, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days.
Section 6.02. Acceleration.
     If any Event of Default occurs and is continuing, the Trustee, by notice to the Company, or the Holders of at least 22% in principal amount of the then outstanding Notes, by notice to the Company and the Trustee, may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately, together with all accrued and unpaid interest, Additional Interest, if any, and premium, if any, thereon. Notwithstanding the preceding, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs with respect to the Company, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall become due and payable without further action or notice, together with all accrued and unpaid interest, Additional Interest, if any, and premium, if any, thereon. The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except with respect to nonpayment of principal, interest, premium or Additional Interest, if any, that have become due solely because of the acceleration) have been cured or waived.
Section 6.03. Other Remedies.
     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and premium, interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04. Waiver of Past Defaults.
     Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any past Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of or premium, interest or Additional Interest, if any, on the Notes (including in connection with an offer to purchase) or in respect of a covenant that cannot be amended without the consent of each Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05. Control by Majority.
     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.
Section 6.06. Limitation on Suits.
     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:
     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;
     (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
     (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;
     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and
     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07. Rights of Holders of Notes to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and premium, interest and Additional Interest, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08. Collection Suit by Trustee.
     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, interest and Additional Interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and Additional Interest, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09. Trustee May File Proofs of Claim.
     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10. Priorities.
     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the Trustee’s costs and expenses of collection;
     Second: subject to the provisions of Articles 12 and 13 hereof, to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, interest and Additional Interest, if any, respectively; and
     Third: to the Company or to such party as a court of competent jurisdiction shall direct.
     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
Section 6.11. Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE
Section 7.01. Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
     (b) Except during the continuance of an Event of Default:
     (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02. Rights of Trustee.
     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
     (g) The Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except: (1) any Event of Default occurring pursuant to Section 6.01(a) or 6.01(b) hereof; or (2) any Default or Event of Default of which a Responsible Officer shall have received written notification or obtained actual knowledge.
     (h) The permissive right of the Trustee to act hereunder shall not be construed as a duty.
Section 7.03. Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantor or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04. Trustee’s Disclaimer.
     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05. Notice of Defaults.
     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or premium, if any, interest or Additional Interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
Section 7.06. Reports by Trustee to Holders of the Notes.
     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2) and § 313(b)(1). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).
     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.
Section 7.07. Compensation and Indemnity.
     The Company shall pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee may agree in writing for the Trustee’s acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
     The Company and the Guarantors shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Guarantor or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or the Guarantors of their obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee’s defense with counsel acceptable to and approved by the Trustee (such approval not to be unreasonably withheld) and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse the Trustee for any expense or indemnity against any liability or loss of the Trustee to the extent such expense, liability or loss is attributable to the negligence, bad faith or willful misconduct of the Trustee.
     The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.
     To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
     The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.
Section 7.08. Replacement of Trustee.
     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
     The Trustee may resign in writing upon 60 days notice at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor trustee with the consent of the Company. The Company may remove the Trustee if:
     (a) the Trustee fails to comply with Section 7.10 hereof;
     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (c) a receiver, Custodian or public officer takes charge of the Trustee or its property; or
     (d) the Trustee becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the

Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
Section 7.09. Successor Trustee by Merger, etc.
     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Company and the Holders of the Notes.
Section 7.10. Eligibility; Disqualification.
     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.
     This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
Section 7.11. Preferential Collection of Claims Against Company.
     The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.
     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, exercise its rights under either Section 8.02 or 8.03 hereof with respect to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02. Legal Defeasance and Discharge.
     Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have discharged its obligations with respect to all outstanding Notes, and each Guarantor shall be deemed to have discharged its obligations with respect to its Subsidiary Guarantee, on the date the conditions set forth in Section 8.04 below are satisfied

(hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, and each Guarantor shall be deemed to have paid and discharged its Subsidiary Guarantee (which in each case shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below) and to have satisfied all its other obligations under such Notes or Subsidiary Guarantee and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, interest and Additional Interest, if any, on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Sections 2.03, 2.04, 2.07, 2.09 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith and (d) the Legal Defeasance provisions of this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
     If the Company exercises its Legal Defeasance option, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee and any security for the Notes (other than the trust) will be released.
Section 8.03. Covenant Defeasance.
     Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Article 4 (other than those in Sections 4.01, 4.02, 4.06 and 4.14) and in clause (d) of Section 5.01 hereof on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(e) through 6.01(g) hereof shall not constitute Events of Default.

     If the Company exercises its Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee and any security for the Notes (other than the trust) will be released.
Section 8.04. Conditions to Legal or Covenant Defeasance.
     In order to exercise either Legal Defeasance or Covenant Defeasance:
     (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, interest and Additional Interest, if any, on the outstanding Notes on the date of fixed maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to the date of fixed maturity or to a particular redemption date;
     (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:
     (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or
     (2) since the Initial Issuance Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or the grant of Liens securing such Indebtedness, all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence or within 30 days thereof) or insofar as Events of Default described in clause (h) or (i) of Section 6.01 are concerned, at any time in the period ending on the 91st day after the day of deposit;

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
     (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be based on such solvency certificates or solvency opinions as counsel deems necessary or appropriate) to the effect that after the 91st day following the deposit (or, if any Holder or Beneficial Owner of Notes is an insider of the Company, such later date as counsel may specify in such opinion), the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;
     (g) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and
     (h) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 or 8.08 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Additional Interest, if any, but such money need not be segregated from other funds except to the extent required by law.
     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or 8.08 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 or 8.08 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance, Covenant Defeasance or Discharge, as the case may be.
Section 8.06. Repayment to Company.
     Subject to applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, interest or Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, interest or Additional Interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 8.07. Reinstatement.
     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.05 hereof, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.05 hereof; provided, however, that, if the Company makes any payment of principal of or premium, interest, Additional Interest, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
Section 8.08. Discharge.
     This Indenture shall be satisfied and discharged and shall cease to be of further effect as to all Notes issued hereunder (except for (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in clause (b) of this Section 8.08, and as more fully set forth in such clause (b), payments in respect of the principal of and premium, if any, interest and Additional Interest, if any, on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Sections 2.03, 2.04, 2.07, 2.09 and 4.02 hereof and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith), when:
     (1) either:
     (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or
     (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest and Additional Interest, if any, to the date of fixed maturity or redemption;
     (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
     (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture;
     (4) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at fixed maturity or the redemption date, as the case may be; and
     (5) the Company has delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of this Indenture (“Discharge”) have been satisfied.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01. Without Consent of Holders of Notes.
     Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:
     (a) to cure any ambiguity, defect or inconsistency;
     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (c) to provide for the assumption of the Company’s obligations to the Holders of Notes pursuant to Article 5 hereof;

     (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder, provided that any change to conform this Indenture to the Offering Memorandum shall not be deemed to adversely affect the legal rights hereunder of any Holder;
     (e) to secure the Notes or the Subsidiary Guarantees pursuant to the requirements of Section 4.12 or otherwise;
     (f) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;
     (g) to add any additional Guarantor with respect to the Notes or to evidence the release of any Guarantor from its Subsidiary Guarantee in accordance with Article 10 hereof;
     (h) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or
     (i) to evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee.
     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 9.02. With Consent of Holders of Notes.
     Except as provided above in Section 9.01 and below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, tender offer or exchange offer for Notes).
     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof and to the last paragraph of this Section 9.02, the Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):
     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (b) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption or repurchase of the Notes (except as provided in Sections 3.09, 4.10 and 4.15 hereof);
     (c) reduce the rate of or change the time for payment of interest on any Note;
     (d) waive a Default or Event of Default in the payment of principal of or premium, interest or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
     (e) make any Note payable in money other than that stated in the Notes;
     (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Notes to receive payments of principal of or premium, interest or Additional Interest, if any, on the Notes (except as permitted in clause (g) below);
     (g) waive a redemption or repurchase payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 and 4.15 hereof);
     (h) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
     (i) make any change in the preceding amendment, supplement and waiver provisions.

     In addition, any amendment or supplement to, or waiver of, the provisions of this Indenture relating to subordination of the Notes or the Subsidiary Guarantees to Senior Debt that adversely affects the rights of the Holders of the Notes shall require the consent of the Holders of at least 75% in principal amount of Notes then outstanding.
Section 9.03. Compliance with Trust Indenture Act.
     Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.
     A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a purchase, tender or exchange of such Holder’s Notes shall not be rendered invalid by such purchase, tender or exchange.
Section 9.04. Revocation and Effect of Consents.
     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date except to the extent that the requisite number of consents to the amendment, supplement or waiver have been obtained within such 90-day period or as set forth in the next paragraph of this Section 9.04.
     After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (i) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder’s Note.
Section 9.05. Notation on or Exchange of Notes.
     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06. Trustee to Sign Amendments, etc.
     The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE 10
GUARANTEES OF NOTES
Section 10.01. Subsidiary Guarantees.
     Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees, on a senior subordinated basis in accordance with Article 13, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes held thereby and the Obligations of the Company hereunder and thereunder, that: (a) the principal of and premium, interest and Additional Interest, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption or otherwise, and interest on the overdue principal of and premium, (to the extent permitted by law) interest and Additional Interest, if any, on the Notes, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption or otherwise. Failing payment when so due of any amount so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately, subject to the provisions of Article 13. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company.
     The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture.
     If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee or other similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or any Guarantor to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby.
     Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.
Section 10.02. [Reserved].
Section 10.03. Guarantors May Consolidate, etc., on Certain Terms.
     (a) No Guarantor shall sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person (other than the Company or another Guarantor), unless, (i) either (1) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture, substantially in the form of Annex A hereto, under the Notes, this Indenture and its Subsidiary Guarantee on terms set forth therein, or (2) the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of Section 4.10, and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.
     (b) In the case of any such consolidation or merger and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Annex A hereto, of the Subsidiary Guarantee and the due and punctual performance of all of the covenants of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

Section 10.04. Releases of Subsidiary Guarantees.
     The Subsidiary Guarantee of a Guarantor shall be released: (1) in connection with any sale or other disposition of all or substantially all of the properties or assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale or other disposition complies with Section 4.10; or (2) in connection with any sale or other disposition of all of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale or other disposition complies with Section 4.10; or (3) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or (4) upon Legal Defeasance or Covenant Defeasance or Discharge in accordance with Article 8.
     Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect that any of the foregoing clauses (1) – (4) has occurred, the Trustee shall execute any documents reasonably requested by the Company in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and premium, interest and Additional Interest, if any, on the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 10.
Section 10.05. [Reserved].
Section 10.06. Limitation on Guarantor Liability.
     The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.
Section 10.07. “Trustee” to Include Paying Agent.
     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 10 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.

ARTICLE 11
MISCELLANEOUS
Section 11.01. Trust Indenture Act Controls.
     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), such TIA-imposed duties shall control.
Section 11.02. Notices.
     Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing (in the English language) and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:
     If to the Company or the Guarantors:
Whiting Petroleum Corporation
1700 Broadway, Suite 2300
Denver, Colorado 80290-2300
Attention: Chief Financial Officer
Telecopier No.: (303) 861-4023
     with a copy to:
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Attention: Benjamin F. Garmer, III
Telecopier No.: (414) 297-4900
     If to the Trustee:
J.P. Morgan Trust Company, National Association
1125 17th Street, 4th Floor
Denver, Colorado 80202
Attention: Institutional Trust Services
Telecopier No.: (303) 244-3135
     The Company, any of the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.
     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery in each case to the address shown above.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
Section 11.03. Communication by Holders of Notes with Other Holders of Notes.
     Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 11.04. Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
     (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 11.05. Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:
     (a) a statement that the person making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.
Section 11.06. Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 11.07. No Personal Liability of Directors, Officers, Employees and Stockholders.
     No past, present or future director, officer, employee, incorporator or stockholder or other owner of Capital Stock of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 11.08. Governing Law.
     THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 11.09. No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 11.10. Successors.
     All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.
Section 11.11. Severability.
     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12. Table of Contents, Headings, etc.
     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 11.13. Counterparts.
     This Indenture may be signed in counterparts and by the different parties hereto in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.
ARTICLE 12
SUBORDINATION
Section 12.01. Agreement to Subordinate.
     The Company agrees, and each Noteholder by accepting a Note agrees, that the payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes and any other Obligation of the Company in respect of the Notes (including any obligation to purchase Notes) is subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full in cash of all Obligations in respect of Senior Debt of the Company, including the Obligations of the Company under the Credit Agreement, whether outstanding on the date of this Indenture or thereafter incurred, and that the subordination is for the benefit of and shall be enforceable directly by the holders of such Senior Debt. The Notes shall rank equally in right of payment with all other Senior Subordinated Debt of the Company, and only Indebtedness of the Company that is Senior Debt of the Company shall rank senior in right of payment to the Notes in accordance with the provisions set forth herein. All provisions of this Article 12 shall be subject to Section 12.12. All references to “Senior Debt” in this Article 12 are to Senior Debt of the Company.
Section 12.02. Liquidation, Dissolution, Bankruptcy.
     Upon any payment or other distribution of the assets of the Company to creditors upon a liquidation or dissolution of the Company, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, or in an assignment for the benefit of creditors or in any marshaling of the Company’s assets and liabilities:
     (1) holders of Senior Debt of the Company shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim in such proceeding) before Noteholders shall be entitled to receive any payment with respect to the Notes; and
     (2) until all Obligations with respect to such Senior Debt are paid in full in cash, any payment or other distribution to which Noteholders would be entitled but for this Article 12 shall be made to holders of such Senior Debt as their interests may appear, except that Noteholders may receive and retain Permitted Junior Securities and payments made from a trust already established pursuant to Article 8.
Section 12.03. Default on Senior Debt.
     The Company shall not pay the principal of, premium, if any, interest or Additional Interest, if any, on the Notes or make any deposit pursuant to Article 8 and shall not purchase, redeem or otherwise retire any Notes or make any other payment with respect to the Notes (collectively, “pay the Notes”), except that Noteholders may receive and retain Permitted Junior Securities and payments made from a trust already established pursuant to Article 8, if either:
     (1) a default (a “payment default”) in the payment of the principal of, premium, if any, or interest on, or any other Obligation in respect of, any Designated Senior Debt occurs and is continuing beyond any applicable grace period; or
     (2) any other default (a “nonpayment default”) occurs and is continuing with respect to any Designated Senior Debt that permits holders of such Designated Senior Debt to accelerate its maturity (or that would permit such holders to accelerate with the giving of notice or the passage of time or both) and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Company or the holders of such Designated Senior Debt.
     Except as provided in Section 12.02, payments on the Notes may and shall be resumed:
     (1) in the case of a payment default, upon the date on which such default is cured or waived; and
     (2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.
     No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing with respect to any Designated Senior Debt on the date of delivery of any Payment Blockage Notice to the Trustee with respect to such Designated Senior Debt shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.
Section 12.04. Acceleration of Payment of Notes.
     If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify the holders of Designated Senior Debt (or their Representatives) of the acceleration.
Section 12.05. When Distribution Must Be Paid Over; Reinstatement of Senior Debt.
     If a payment or other distribution is made to the Trustee or any of the Noteholders that because of this Article 12 should not have been made to them, the Trustee or any of the

Noteholders who receive the distribution shall hold it in trust for holders of Senior Debt of the Company and pay it over and deliver it to them (or their Representatives) as their interests may appear.
     To the extent any payment of or distribution in respect of Senior Debt (whether by or on behalf of the Company as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.
Section 12.06. Subrogation.
     After all Senior Debt of the Company is paid in full (and all commitments with respect to such Senior Debt have terminated) and until the Notes are paid in full, Noteholders shall be subrogated to the rights of holders of such Senior Debt to receive distributions applicable to such Senior Debt. A distribution made under this Article 12 to holders of such Senior Debt which otherwise would have been made to Noteholders is not, as between the Company and Noteholders, a payment by the Company on such Senior Debt.
Section 12.07. Relative Rights.
     This Article 12 defines the relative rights of Noteholders and holders of Senior Debt of the Company. Nothing in this Indenture shall:
     (1) impair, as between the Company and Noteholders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest and Additional Interest, if any, on the Notes in accordance with their terms; or
     (2) prevent the Trustee or any Noteholder from exercising its available remedies upon an Event of Default, subject to the rights of holders of Senior Debt to receive payments and distributions otherwise payable to Noteholders and to block payments on the Notes as provided in this Article 12.
Section 12.08. Subordination May Not Be Impaired by Company.
     No right of any present or future holders of any Senior Debt to enforce subordination as provided in this Article 12 will at any time in any way be prejudiced or impaired by noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder of Senior Debt may have or otherwise be charged with.
Section 12.09. Rights of Trustee and Paying Agent; Rights of Holders of Senior Debt.
     Notwithstanding Section 12.03, the Trustee or Paying Agent shall continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that under this Article 12 would prohibit the making of any such payments unless, not less than one

Business Day prior to the date of such payment, a Trust Officer of the Trustee receives notice that such payments are prohibited by this Article 12. The Company, the Registrar, the Paying Agent, a Representative or a holder of Senior Debt shall be entitled to give the notice; provided, however, that, if an issue of Senior Debt has a Representative, only the Representative shall be entitled to give the notice.
     The Trustee in its individual or any other capacity shall be entitled to hold Senior Debt with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.
     The holders of Senior Debt may, at any time and from time to time subject to the terms of such Senior Debt, without the consent of or notice to the Trustee or the Noteholders, without incurring responsibility to the Noteholders and without impairing or releasing the subordination provided in this Indenture or the obligations hereunder of the Noteholders to the holders of Senior Debt, do any one or more of the following:
     (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured;
     (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt;
     (3) release any Person liable in any manner for the collection of Senior Debt; and
     (4) exercise or refrain from exercising any rights against the Company and any other Person.
Section 12.10. Distribution or Notice to Representative.
     Whenever any Person is to make a distribution or give a notice to holders of Senior Debt of the Company, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).
Section 12.11. Not to Prevent Events of Default or Limit Right to Accelerate.
     The failure to make a payment pursuant to the Notes by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 12 shall have any effect on the right of the Noteholders or the Trustee to accelerate the maturity of the Notes.

Section 12.12. Trust Moneys Not Subordinated.
     Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Securities held in trust under Article 8 by the Trustee for the payment of principal of, premium, if any, and interest and Additional Interest, if any, on the Notes shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article 12, and none of the Noteholders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt or any other creditor of the Company.
Section 12.13. Trustee Entitled to Rely.
     Upon any payment or distribution pursuant to this Article 12, the Trustee and the Noteholders shall be entitled to rely (1) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (2) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (3) upon the Representatives of Senior Debt for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 12, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.
Section 12.14. Trustee to Effectuate Subordination.
     Each Noteholder by accepting a Note authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.
Section 12.15. Trustee Not Fiduciary for Holders of Senior Debt.
     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and, subject to Section 7.01, shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or the Company or any other Person, money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 12 or otherwise.
Section 12.16. Reliance by Holders of Senior Debt on Subordination Provisions.
     Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.
ARTICLE 13
SUBORDINATION OF SUBSIDIARY GUARANTEES
Section 13.01. Agreement to Subordinate.
     Each Guarantor agrees, and each Noteholder by accepting a Note agrees, that the payment of such Guarantor’s Subsidiary Guarantee (including any amounts in respect of the principal of, premium, if any, or interest or Additional Interest, if any, on the Notes and any other Obligation in respect of the Notes, including any obligation of the Company to purchase Notes) is subordinated in right of payment, to the extent and in the manner provided in this Article 13, to the prior payment in full in cash of all Obligations in respect of Senior Debt of such Guarantor, including such Guarantor’s Obligations under the Credit Agreement, whether outstanding on the date of this Indenture or thereafter incurred, and that the subordination is for the benefit of and shall be enforceable directly by the holders of such Senior Debt. The Subsidiary Guarantee of a Guarantor shall rank equally in right of payment with all other Senior Subordinated Debt of such Guarantor, and only Indebtedness of such Guarantor that is Senior Debt of such Guarantor shall rank senior in right of payment to the Subsidiary Guarantee of such Guarantor in accordance with the provisions set forth herein. All provisions of this Article 13 shall be subject to Section 13.12. All references to “Senior Debt” in this Article 13 are to Senior Debt of the Guarantors.
Section 13.02. Liquidation, Dissolution, Bankruptcy.
     Upon any payment or other distribution of the assets of any Guarantor to creditors upon a liquidation or dissolution of such Guarantor, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, or in an assignment for the benefit of creditors or in any marshaling of such Guarantor’s assets and liabilities:
     (1) holders of Senior Debt of such Guarantor shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim in such proceeding) before Noteholders shall be entitled to receive any payment pursuant to the Subsidiary Guarantee of such Guarantor; and
     (2) until all Obligations with respect to the Senior Debt of such Guarantor are paid in full in cash, any payment or other distribution to which Noteholders would be entitled but for this Article 13 shall be made to holders of such Senior Debt as their interests may appear, except that Noteholders may receive and retain Permitted Junior Securities and payments made from a trust already established pursuant to Article 8.

Section 13.03. Default on Senior Debt.
     No Guarantor shall make any payment under its Subsidiary Guarantee, whether in respect of the principal of, premium, if any, or interest or Additional Interest, if any, on the Notes or make any deposit pursuant to Article 8 and shall not purchase, redeem or otherwise retire any Notes or make any other payment with respect to the Notes (collectively, “pay its Subsidiary Guarantee”), except that Noteholders may receive and retain Permitted Junior Securities and payments made from a trust already established pursuant to Article 8, if either:
     (1) a default (a “payment default”) in the payment of the principal of, premium, if any, or interest on, or any other Obligation in respect of, any Designated Senior Debt of such Guarantor occurs and is continuing beyond any applicable grace period; or
     (2) any other default (a “nonpayment default”) occurs and is continuing with respect to any Designated Senior Debt of such Guarantor that permits holders of such Designated Senior Debt to accelerate its maturity (or that would permit such holders to accelerate with the giving of notice or the passage of time or both) and the Trustee receives a notice of such default (a “Subsidiary Guarantee Payment Blockage Notice”) from such Guarantor or the holders of such Designated Senior Debt.
     Except as provided in Section 13.02, payments on the Subsidiary Guarantees may and shall be resumed:
     (1) in the case of a payment default, upon the date on which such default is cured or waived; and
     (2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Subsidiary Guarantee Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.
     No new Subsidiary Guarantee Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Subsidiary Guarantee Payment Blockage Notice. No nonpayment default that existed or was continuing with respect to any Designated Senior Debt on the date of delivery of any Subsidiary Guarantee Payment Blockage Notice to the Trustee with respect to such Designated Senior Debt shall be, or be made, the basis for a subsequent Subsidiary Guarantee Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.
Section 13.04. Demand for Payment.
     If a demand for payment is made by the Trustee on a Guarantor pursuant to Article 10, such Guarantor shall promptly notify the holders of Designated Senior Debt of such Guarantor (or their Representatives) of such demand.

Section 13.05. When Distribution Must Be Paid Over; Reinstatement of Senior Debt.
     If a distribution is made to the Trustee or any of the Noteholders that because of this Article 13 should not have been made to them, the Trustee or any of the Noteholders who receive the distribution shall hold it in trust for holders of Senior Debt of the applicable Guarantor and pay it over and deliver it to them (or their Representatives) as their interests may appear.
     To the extent any payment of or distribution in respect of Senior Debt (whether by or on behalf of any Guarantor as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.
Section 13.06. Subrogation.
     After all Senior Debt of a Guarantor is paid in full (and all commitments with respect to such Senior Debt have terminated) and until the Notes are paid in full, Noteholders shall be subrogated to the rights of holders of such Senior Debt to receive distributions applicable to Senior Debt of such Guarantor. A distribution made under this Article 13 to holders of such Senior Debt which otherwise would have been made to Noteholders is not, as between the relevant Guarantor and Noteholders, a payment by such Guarantor on such Senior Debt.
Section 13.07. Relative Rights.
     This Article 13 defines the relative rights of Noteholders and holders of Senior Debt of a Guarantor. Nothing in this Indenture shall:
     (1) impair, as between a Guarantor and Noteholders, the obligation of such Guarantor, which is absolute and unconditional, to pay its Subsidiary Guarantee to the extent set forth in Article 10; or
     (2) prevent the Trustee or any Noteholder from exercising its available remedies upon a default by such Guarantor under its Subsidiary Guarantee, subject to the rights of holders of Senior Debt of such Guarantor to receive payments and distributions otherwise payable to Noteholders and to block payments on the Notes as provided in this Article 13.
Section 13.08. Subordination May Not Be Impaired by Guarantors.
     No right of any present or future holders of any Senior Debt of any Guarantor to enforce subordination as provided in this Indenture will at any time in any way be prejudiced or impaired by noncompliance by such Guarantor with the terms of this Indenture, regardless of any knowledge thereof that any such Holder of Senior Debt may have or otherwise be charged with.

Section 13.09. Rights of Trustee and Paying Agent; Rights of Holders of Senior Debt.
     Notwithstanding Section 13.03, the Trustee or Paying Agent shall continue to make payments on any Subsidiary Guarantee and shall not be charged with knowledge of the existence of facts that under this Article 13 would prohibit the making of any such payments unless, not less than one Business Day prior to the date of such payment, a Trust Officer of the Trustee receives written notice that such payments are prohibited by this Article 13. The Company, the relevant Guarantor, the Registrar, the Paying Agent, a Representative or a holder of Senior Debt of such Guarantor shall be entitled to give the notice; provided, however, that, if an issue of Senior Debt of any Guarantor has a Representative, only the Representative shall be entitled to give the notice.
     The Trustee in its individual or any other capacity shall be entitled to hold Senior Debt of any Guarantor with the same rights it would have if it were not the Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 13 with respect to any Senior Debt of any Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 13 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.
     The holders of Senior Debt may, at any time and from time to time subject to the terms of such Senior Debt, without the consent of or notice to the Trustee or the Noteholders, without incurring responsibility to the Noteholders and without impairing or releasing the subordination provided in this Indenture or the obligations hereunder of the Noteholders to the holders of Senior Debt, do any one or more of the following:
     (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured;
     (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt;
     (3) release any Person liable in any manner for the collection of Senior Debt; and
     (4) exercise or refrain from exercising any rights against any Guarantor and any other Person.
Section 13.10. Distribution or Notice to Representative.
     Whenever any Person is to make a distribution or give a notice to holders of Senior Debt of any Guarantor, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).
Section 13.11. Article 13 Not to Prevent Events of Default or Limit Right to Demand Payment.
     The failure to make a payment pursuant to a Subsidiary Guarantee by reason of any provision in this Article 13 shall not be construed as preventing the occurrence of a Default.

Nothing in this Article 13 shall have any effect on the right of the Noteholders or the Trustee to make a demand for payment on any Guarantor pursuant to its Subsidiary Guarantee.
Section 13.12. Trust Moneys Not Subordinated.
     Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Securities held in trust under Article 8 by the Trustee for the payment of principal of, premium, if any, and interest and Additional Interest, if any, on the Notes shall not be subordinated to the prior payment of any Senior Debt of any Guarantor or subject to the restrictions set forth in this Article 13, and none of the Noteholders shall be obligated to pay over any such amount to any Guarantor or any holder of Senior Debt of any Guarantor or any other creditor of any Guarantor.
Section 13.13. Trustee Entitled to Rely.
     Upon any payment or distribution pursuant to this Article 13, the Trustee and the Noteholders shall be entitled to rely (1) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 13.02 are pending, (2) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (3) upon the Representatives for the holders of Senior Debt of any Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Debt and other Debt of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 13. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of any Guarantor to participate in any payment or distribution pursuant to this Article 13, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 13, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 13.
Section 13.14. Trustee to Effectuate Subordination.
     Each Noteholder by accepting a Note authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 13 and appoints the Trustee as attorney-in-fact for any and all such purposes.
Section 13.15. Trustee Not Fiduciary for Holders of Senior Debt of Guarantors.
     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of any Guarantor and, subject to Section 7.01, shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or the Company or any other Person, money or assets to which any holders of such Senior Debt shall be entitled by virtue of this Article 13 or otherwise.

Section 13.16. Reliance by Holders of Senior Debt of Guarantors on Subordination Provisions.
     Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of any Guarantor, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.
[Signatures on following page]

SIGNATURES

Whiting Petroleum Corporation

By:	/s/ James J. Volker

Name:	James J. Volker

Title:	President and Chief Executive Officer

Equity Oil Company
Whiting Oil and Gas Corporation
Whiting Programs, Inc.

By:	James J. Volker

Authorized Officer, acting on behalf
of each of the above named Guarantors

J.P. Morgan Trust Company,
National Association,
as Trustee

By:	/s/ Debra M. Rayman

Name:	Debra M. Rayman

Title:	Vice President

RULE 144A/REGULATION S APPENDIX
PROVISIONS RELATING TO INITIAL NOTES,
PRIVATE EXCHANGE NOTES
AND EXCHANGE NOTES
1. Definitions
     1.1 Definitions.
     For the purposes of this Appendix the following terms shall have the meanings indicated below:
     “Depository” means The Depository Trust Company, its nominees and their respective successors.
     “Exchange Notes” means (1) the 7% Senior Subordinated Notes due 2014 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Notes Act.
     “Initial Notes” means (1) $250 million aggregate principal amount of 7% Senior Subordinated Notes due 2014 issued on the Initial Issuance Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.
     “Initial Purchasers” means (1) with respect to the Initial Notes issued on the Initial Issuance Date, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J. P. Morgan Securities, Inc., Lehman Brothers Inc. and the other initial purchasers named in the Purchase Agreement and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.
     “Notes” means the Initial Notes, the Additional Notes, the Exchange Notes and the Private Exchange Notes, treated as a single class.
     “Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.
     “Private Exchange” means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.
     “Private Exchange Notes” means any 7% Senior Subordinated Notes due 2014 issued in connection with a Private Exchange.
     “Purchase Agreement” means (1) with respect to the Initial Notes issued on the Initial Issuance Date, the Purchase Agreement dated September 28, 2005 among the Company, the Guarantors and the Initial Purchasers, and (2) with respect to each issuance of Additional Notes,
App. – 1

the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Notes.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.
     “Registration Rights Agreement” means (1) with respect to the Initial Notes issued on the Initial Issuance Date, the Registration Rights Agreement dated October 4, 2005 among the Company, the Guarantors and the Initial Purchasers, a form of which is attached to this Indenture as Annex B, and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Notes under the related Purchase Agreement.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Initial Notes or Private Exchange Notes pursuant to a Registration Rights Agreement.
     “Transfer Restricted Securities” means Notes that bear or are required to bear the legend set forth in Section 2.3(b) hereof.
     1.2 Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1(b)
“Distribution Compliance Period”	2.1(b)
“Global Note”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Notes”	2.1(a)
“Restricted Global Note”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Notes”	2.1(a)
2. The Notes.
     2.1 (a) Form and Dating. Initial Notes offered and sold to QIBs in reliance on Rule 144A (“Rule 144A Notes”) under the Securities Act (“Rule 144A”) or in reliance on Regulation S (“Regulation S Notes”) under the Securities Act (“Regulation S”), in each case as provided in a Purchase Agreement, and Private Exchange Notes, as provided in a Registration Rights Agreement, shall be issued initially in the form of one or more permanent global Notes in
App. – 2

definitive, fully registered form without interest coupons with the global Notes legend and restricted Notes legend set forth in Exhibit 1 hereto (each, a “Restricted Global Note”), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Beneficial interests in a Restricted Global Note representing Initial Notes sold in reliance on either Rule 144A or Regulation S may be held through Euroclear or Clearstream, as indirect participants in the Depository. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. Exchange Notes shall be issued in global form (with the global Notes legend set forth in Exhibit 1 hereto) or in certificated form as provided in Section 2.4 of this Appendix. Exchange Notes issued in global form and Restricted Global Notes are sometimes referred to in this Appendix as “Global Notes”.
     (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.
     The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository. If such Global Notes are Restricted Global Notes, then separate Global Notes shall be issued to represent Rule 144 Notes and Regulation S Notes so long as required by law or the Depository.
     Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
     Until the 40th day after the later of the commencement of the offering of any Initial Notes and the original issue date of such Initial Notes (such period, the “Distribution Compliance Period”), a beneficial interest in a Restricted Global Note representing Regulation S Notes may be transferred to a Person who takes delivery in the form of an interest in a Restricted Global Note representing Rule 144A Notes only upon if the transferor first delivers to the Trustee a written certificate (in the form provided in Exhibit 1 hereto) to the effect that such transfer is being made to a Person who the transferor reasonably believes is purchasing for its own account or accounts as to which it exercises sole investment discretion and that such person is a QIB, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. After the
App. – 3

expiration of the Distribution Period, such certification requirements shall not apply to such transfers of beneficial interests in a Restricted Global Note representing Regulation S Notes.
     Beneficial interests in a Restricted Global Note representing Rule 144A Notes may be transferred to a Person who takes delivery in the form of an interest in a Restricted Global Note representing Regulation S Notes, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in Exhibit 1 hereto) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available).
     (c) Certificated Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Restricted Global Notes shall not be entitled to receive physical delivery of certificated Notes.
     2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Initial Issuance Date, an aggregate principal amount of $250 million 7% Senior Subordinated Notes due 2014, (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture and (3) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.
     2.3 Transfer and Exchange.
     (a) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.
     (ii) Notwithstanding any other provisions of this Appendix, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.
     (iii) In the event that a Restricted Global Note is exchanged for Notes in certificated registered form pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in
App. – 4

accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.
(b) Legend.
     (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Restricted Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
     (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Restricted Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or
App. – 5

transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).
     (iii) After a transfer of any Initial Notes or Private Exchange Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Note or such Private Exchange Note will cease to apply, the requirements requiring any such Initial Note or such Private Exchange Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or Private Exchange Note or an Initial Note or Private Exchange Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder’s certificated Initial Note or Private Exchange Note or directions to transfer such Holder’s interest in the Global Note, as applicable.
     (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.
     (v) Upon the consummation of a Private Exchange with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Private Exchange Notes in global form with the global Notes legend and the Restricted Notes legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.
     (c) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for certificated Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.
     (d) Obligations with Respect to Transfers and Exchanges of Notes.
     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Notes and Global Notes at the Registrar’s request.
     (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable
App. – 6

upon exchange or transfer pursuant to Sections 3.06, 4.10, 4.15 and 9.05 and of the Indenture).
     (iii) The Registrar shall not be required to register the transfer of or exchange of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.
     (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, interest and Additional Interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
     (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
(e) No Obligation of the Trustee.
     (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
     (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under Applicable Law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     2.4 Certificated Notes.
     (a) A Global Note deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the
App. – 7

form of certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and in either event a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing and DTC notifies the Trustee of its decision to exchange the Global Notes.
     (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository or the Notes Custodian to the Trustee located at its Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of certificated Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Note or Private Exchange Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(b), bear the restricted Notes legend set forth in Exhibit 1 hereto.
     (c) Subject to the provisions of Section 2.4(b), the Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
     (d) In the event of the occurrence of any of the events specified in Section 2.4(a), the Company shall promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.
App. – 8

EXHIBIT 1 TO RULE 144A/REGULATION S APPENDIX
[FORM OF FACE OF INITIAL NOTE]
[Global Notes Legend]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[Restricted Notes Legend]
     THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
     THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF
Ex. 1 to App. – 1

ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
Ex. 1 to App. – 2

WHITING PETROLEUM CORPORATION

No.	$
CUSIP No.
ISIN No.
7% Senior Subordinated Note due 2014
     Whiting Petroleum Corporation, a Delaware corporation, promises to pay to ___, or registered assigns, the principal sum of ___Dollars on February 1, 2014 [or such greater or lesser amount as may be indicated on Schedule A hereto].1
     Interest Payment Dates: April 1 and October 1.
     Record Dates: March 15 and September 15.
     Additional provisions of this Note are set forth on the other side of this Note.

WHITING PETROLEUM CORPORATION

By:

Name:
Title:
TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
J.P. MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION,
     as Trustee, certifies that
     this is one of the Notes
     referred to in the Indenture.

By

Authorized Signatory
Dated:

[1]	If this Note is a Global Note, add this provision.
Ex. 1 to App. – 3

[FORM OF REVERSE SIDE OF INITIAL NOTE]
7% Senior Subordinated Note due 2014
     Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. Interest. Whiting Petroleum Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 7% per annum from October 4, 2005 until maturity and shall pay the Additional Interest payable pursuant to Section 6 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on April 1 and October 1 of each year, commencing April 1, 2006, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. Holders must surrender Notes to the Paying Agent to collect payments of principal and premium, if any, together with accrued and unpaid interest and Additional Interest, if any, due at maturity. The Notes will be payable as to principal, premium, if any, interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to any amounts due on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     3. Paying Agent and Registrar. Initially, J.P. Morgan Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
Ex. 1 to App. – 4

     4. Indenture. The Company issued the Notes under an Indenture dated as of October 4, 2005 (“Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured senior subordinated obligations of the Company limited to $250,000,000 aggregate principal amount in the case of Notes issued on the Initial Issuance Date (as defined in the Indenture).
     5. Optional Redemption.
     The Notes shall be subject to redemption at the option of the Company as provided in Section 3.07 of the Indenture.
     6. Mandatory Redemption.
     Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of the Holders.
     7. Repurchase at Option of Holder.
     (a) Within 30 days following the occurrence of a Change of Control, the Company shall make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, to the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Settlement Date. Within 30 days following a Change of Control, the Company shall mail a notice of the Change of Control Offer to each Holder and the Trustee describing the transaction that constitutes the Change of Control and setting forth the procedures governing the Change of Control Offer as required by Section 4.15 of the Indenture.
     (b) On the 361st day after an Asset Sale, if the aggregate amount of Excess Proceeds then exceeds $50.0 million, the Company shall commence an offer to all Holders of Notes (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture, and to all holders of any Pari Passu Indebtedness then outstanding, to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Settlement Date, in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the
Ex. 1 to App. – 5

amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased) on the basis of the aggregate principal amount of tendered Notes and Pari Passu Indebtedness. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.
     8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days (except as otherwise provided in the Indenture if the notice is issued in connection with a Legal Defeasance, Covenant Defeasance or Discharge) before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest and Additional Interest, if any, cease to accrue on Notes or portions thereof called for redemption.
     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes due on transfer or exchange. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.
     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
     11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s obligations to Holders of the Notes pursuant to Article 5 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, provided that any change to conform the Indenture to the Offering Memorandum shall not be deemed to adversely affect the legal rights under the Indenture of any Holder, to secure the Notes or the Subsidiary Guarantees pursuant to Section 4.12 of the Indenture or otherwise, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to add any additional Guarantor with respect to the Notes or to evidence the release of any Guarantor from its
Ex. 1 to App. – 6

Subsidiary Guarantee, in each case as provided in the Indenture, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee.
     12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest or Additional Interest, if any, on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes when due at Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise; (iii) failure by the Company to comply with Section 4.07, 4.09, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Initial Issuance Date, if such default (a) is caused by a failure to pay principal of, or premium or interest, if any, on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $50.0 million; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed (including a stay pending appeal) for a period of 60 days after the date of such final judgment (or, if later, the date when payment is due pursuant to such judgment); (vii) except as permitted by the Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy, insolvency or reorganization with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary as specified in Section 6.01(h) or 6.01(i) of the Indenture. If any Event of Default occurs and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes, by notice to the Company and the Trustee, may declare all the Notes to be due and payable immediately. Notwithstanding the preceding, in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary described in Section 6.01(h) or 6.01(i) of the Indenture, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest, premium or Additional Interest) if it determines that withholding notice is in their interest. The Holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any past Default or Event of Default and its consequences under the
Ex. 1 to App. – 7

Indenture except a continuing Default or Event of Default in the payment of the principal of or premium, interest or Additional Interest, if any, on the Notes or in respect of a covenant that cannot be amended without the consent of each Holder. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and, so long as any Notes are outstanding, the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
     13. Defeasance and Discharge. The Notes are subject to defeasance and discharge upon the terms and conditions specified in the Indenture.
     14. Subordination. The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.
     15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
     16. Authentication. This Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.
     17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     18. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of May 11, 2004, among the Company, the Guarantors and the Initial Purchasers named on the signature page thereof (the “Registration Rights Agreement”).
     19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers and corresponding ISIN numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
Ex. 1 to App. – 8

     20. Governing Law. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     21. Successor Corporation. In the event a successor assumes all the obligations of the Company under the Notes and the Indenture, pursuant to the terms thereof, the Company will be released from all such obligations.
     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture or the Registration Rights Agreement. Requests may be made to:
Whiting Petroleum Corporation
1700 Broadway, Suite 2300
Denver, Colorado 80290-2300
Attention: Chief Financial Officer
Ex. 1 to App. – 9

ASSIGNMENT FORM
     To assign this Note, fill in the form below:
     I or we assign and transfer this Note to

Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint ___agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.
In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW
(1)	to the Company; or

(2)	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	inside the United States to a person who the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that is purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 903 or 904 under the Securities Act of 1933; or

(5)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being
Ex. 1 to App. – 10

made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Ex. 1 to App. – 11

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

Notice: To be executed by an executive officer
Ex. 1 to App. – 12

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:
          Section 4.10                               Section 4.15
     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount (in minimum denomination of $1,000 or integral multiples thereof) you elect to have purchased: $___

Date:	Your Signature:

(Sign exactly as your name appears on the Note)

Soc. Sec. or Tax Identification No.:

Signature Guarantee:
Ex. 1 to App. – 13

[TO BE ATTACHED TO GLOBAL NOTE]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
     The following increases or decreases in this Global Note have been made:

Principal
	Amount of	Amount of	Amount of this	Signature of
	decrease in	increase in	Global Note	authorized
	Principal	Principal	following such	officer
	Amount of this	Amount of this	decrease or	of Trustee or
Date	Global Note	Global Note	increase	Notes Custodian

Ex. 1 to App. – 14

EXHIBIT A TO RULE 144A/REGULATION S APPENDIX
[FORM OF FACE OF EXCHANGE NOTE
OR PRIVATE EXCHANGE NOTE] ___*/**/
*/ If the Note is to be issued in global form add the Global Notes Legend from Exhibit 1 to Rule 144A/Regulation S Appendix and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL NOTES] — SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE”.
**/ If the Note is a Private Exchange Note issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Notes Legend from Exhibit 1 to Rule 144A/Regulation S Appendix and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.
All references to “Additional Interest” in the note shall be deleted unless if at the date of issuance of the Exchange Note or Private Exchange Note (as the case may be) any Registration Default (as defined in the Registration Rights Agreement) has occurred with respect to the related Initial Notes during the interest period in which such date of issuance occurs.

Ex. A to App. - 1

[FORM OF FACE OF EXCHANGE NOTE OR
PRIVATE EXCHANGE NOTE]
WHITING PETROLEUM CORPORATION

No.	$
CUSIP No.
ISIN No.
7% Senior Subordinated Note due 2014
     Whiting Petroleum Corporation, a Delaware corporation, promises to pay to                     , or registered assigns, the principal sum of                      Dollars on February 1, 2014 [or such greater or lesser amount as may be indicated on Schedule A hereto].2
     Interest Payment Dates: April 1 and October 1.
     Record Dates: March 15 and September 15.
     Additional provisions of this Note are set forth on the other side of this Note.

WHITING PETROLEUM CORPORATION

By:

Name:
Title:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION

J.P. MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION,

as Trustee, certifies that
this is one of the Notes
referred to in the Indenture.

By
Authorized Signatory

Dated:

[2]	If this Note is a Global Note, add this provision.

Ex. A to App. - 2

[FORM OF REVERSE SIDE OF EXCHANGE NOTE OR
PRIVATE EXCHANGE NOTE]
7% Senior Subordinated Note due 2014
     Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. Interest. Whiting Petroleum Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 7% per annum from October 4, 2005 until maturity and shall pay the Additional Interest payable pursuant to Section 6 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on April 1 and October 1 of each year, commencing April 1, 2006, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest to the Persons who are registered Holders of Notes at the close of business on the March 15 and September 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. Holders must surrender Notes to the Paying Agent to collect payments of principal and premium, if any, together with accrued and unpaid interest and Additional Interest, if any, due at maturity. The Notes will be payable as to principal, premium, if any, interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to any amounts due on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     3. Paying Agent and Registrar. Initially, J.P. Morgan Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The

Ex. A to App. - 3

Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
     4. Indenture. The Company issued the Notes under an Indenture dated as of October 4, 2005 (“Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured senior subordinated obligations of the Company limited to $250,000,000 aggregate principal amount in the case of Notes issued on the Initial Issuance Date (as defined in the Indenture).
     5. Optional Redemption.
     The Notes shall be redeemable at the option of the Company as provided in Section 3.07 of the Indenture.
     6. Mandatory Redemption.
     Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of the Holders.
     7. Repurchase at Option of Holder.
     (a) Within 30 days following the occurrence of a Change of Control, the Company shall make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, to the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Settlement Date. Within 30 days following a Change of Control, the Company shall mail a notice of the Change of Control Offer to each Holder and the Trustee describing the transaction that constitutes the Change of Control and setting forth the procedures governing the Change of Control Offer as required by Section 4.15 of the Indenture.
     (b) On the 361st day after an Asset Sale, if the aggregate amount of Excess Proceeds then exceeds $50.0 million, the Company shall commence an offer to all Holders of Notes (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture, and to all holders of any Pari Passu Indebtedness then outstanding, to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Settlement Date, in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such remaining Excess Proceeds for any purpose not otherwise

Ex. A to App. - 4

prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased) on the basis of the aggregate principal amount of tendered Notes and Pari Passu Indebtedness. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.
     8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days (except as otherwise provided in the Indenture if the notice is issued in connection with a Legal Defeasance, Covenant Defeasance or Discharge) before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest and Additional Interest, if any, cease to accrue on Notes or portions thereof called for redemption.
     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes due on transfer or exchange. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.
     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
     11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s obligations to Holders of the Notes pursuant to Article 5 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, provided that any change to conform the Indenture to the Offering Memorandum shall not be deemed to adversely affect the legal rights under the Indenture of any Holder, to secure the Notes or the Subsidiary Guarantees pursuant to Section 4.12 of the Indenture or otherwise, to provide for the issuance of Additional

Ex. A to App. - 5

Notes in accordance with the limitations set forth in the Indenture, to add any additional Guarantor with respect to the Notes or to evidence the release of any Guarantor from its Subsidiary Guarantee, in each case as provided in the Indenture, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee.
     12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest or Additional Interest, if any, on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes when due at Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise; (iii) failure by the Company to comply with Section 4.07, 4.09, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Initial Issuance Date, if such default (a) is caused by a failure to pay principal of, or premium or interest, if any, on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $50.0 million; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed (including a stay pending appeal) for a period of 60 days after the date of such final judgment (or, if later, the date when payment is due pursuant to such judgment); (vii) except as permitted by the Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy, insolvency or reorganization with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary as specified in Section 6.01(h) or 6.01(i) of the Indenture. If any Event of Default occurs and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes, by notice to the Company and the Trustee, may declare all the Notes to be due and payable immediately. Notwithstanding the preceding, in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary described in Section 6.01(h) or 6.01(i) of the Indenture, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest, premium or Additional Interest) if it determines that withholding notice is in their interest. The Holders of a majority in principal

Ex. A to App. - 6

amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any past Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of or premium, interest or Additional Interest, if any, on the Notes or in respect of a covenant that cannot be waived without the consent of each Holder. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and, so long as any Notes are outstanding, the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
     13. Defeasance and Discharge. The Notes are subject to defeasance and discharge upon the terms and conditions specified in the Indenture.
     14. Subordination. The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.
     15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
     16. Authentication. This Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.
     17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     18. [Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of May 11, 2004, among the Company, the Guarantors and the Initial Purchasers named on the signature page thereof (the “Registration Rights Agreement”).]3
     19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers and corresponding ISIN numbers

[3]	Delete if this Note is not being issued in exchange for an Initial Note.

Ex. A to App. - 7

in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     20. Governing Law. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     21. Successor Corporation. In the event a successor assumes all the obligations of the Company under the Notes and the Indenture, pursuant to the terms thereof, the Company will be released from all such obligations.
     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement]4. Requests may be made to:

Whiting Petroleum Corporation
1700 Broadway, Suite 2300
Denver, Colorado 80290-2300
Attention: Chief Financial Officer

[4]	Delete if this Note is not being issued in exchange for an Initial Note.

Ex. A to App. - 8

ASSIGNMENT FORM
     To assign this Note, fill in the form below:
     I or we assign and transfer this Note to

Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                                          agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Note.

Ex. A to App. - 9

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:
     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount (in minimum denomination of $1,000 or integral multiples thereof) you elected to have purchased: $

Date:	Your

Signature:
(Sign exactly as your name appears on the other side of this Note)
Soc. Sec. or Tax Identification No.:

Signature Guarantee:
(Signature must be guaranteed)
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Ex. A to App. - 10

ANNEX A
WHITING PETROLEUM CORPORATION
And
the Guarantors named herein

_________
7% SENIOR SUBORDINATED NOTES DUE 2014

FORM OF SUPPLEMENTAL INDENTURE
AND AMENDMENT — SUBSIDIARY GUARANTEE
DATED AS OF ____________ __, ____

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,
Trustee

     This SUPPLEMENTAL INDENTURE, dated as of                      ___, ___is among Whiting Petroleum Corporation, a Delaware corporation (the “Company”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and J.P. Morgan Trust Company, National Association, a national banking association, as Trustee.
RECITALS
     WHEREAS, the Company, the initial Guarantors and the Trustee entered into an Indenture, dated as of October 4, 2005 (the “Indenture”), pursuant to which the Company has issued $                     in principal amount of 7% Senior Subordinated Notes due 2014 (the “Notes”); and
     WHEREAS, Section 9.01(g) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to comply with Section 4.13 or 10.03 thereof, without the consent of the Holders of the Notes; and
     WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;
     NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:
ARTICLE 1
     Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
     Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee.
ARTICLE 2
     From this date, in accordance with Section 4.13 or 10.03 and by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.
ARTICLE 3
     Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

     Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
     Section 3.03. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
[NEXT PAGE IS SIGNATURE PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

WHITING PETROLEUM CORPORATION

By
Name:
Title:

GUARANTORS
[ ]

By
Name:
Title:

J.P. MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION,
as Trustee

By
Name:
Title:

A-4